SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2004

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 28, 2004, EXACT Sciences Corporation (the “Company”) entered into Executive Agreements with Jeffrey R. Luber, its General Counsel, and Harry W. Wilcox, its Senior Vice President and Chief Financial Officer.  These agreements each provide that upon the occurrence of certain triggering events within one year of a Company change of control event, Mr. Luber and Mr. Wilcox, respectively, will be entitled to receive severance payments for a period of twelve months at a rate equal to their base salary at the time of termination of employment.  Copies of these Executive Agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this Report on Form 8-K.

On September 28, 2004, the Company entered into an Incentive Stock Option Agreement with Harry W. Wilcox.  Pursuant to this agreement, the Company granted Mr. Wilcox an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $3.89 per share.  The option is subject to a four-year vesting schedule, with 25% of the option becoming exercisable on the first anniversary of the date of grant and the remaining 75% vesting monthly over the following 36 months.  A copy of the Company’s form of Incentive Stock Option Agreement, pursuant to which Mr. Wilcox’s option grant was made, is filed as Exhibit 10.3 to this Report on Form 8-K.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2004, the Company appointed Harry W. Wilcox as Senior Vice President and Chief Financial Officer of the Company.  Mr. Wilcox will be paid an annual salary of $260,000 and, as described above in Item 1.01 of this Report, was granted an initial option to purchase 150,000 shares of the Company’s common stock.  Mr. Wilcox will also receive comprehensive group health, disability, disability and life insurance benefits and the opportunity to participate in the Company’s 401(k) Plan.  As described in Item 1.01 of this Report on Form 8-K, Mr. Wilcox and the Company have also entered into an Executive Agreement.

Prior to joining the Company, Mr. Wilcox, age 50, was Managing Partner at Beacon BioPartners, LLC, a consulting firm providing strategic and business development services to life sciences companies.  From April 2003 to June 2003, Mr. Wilcox served as Interim Chief Executive Officer of Biostratum, Inc., a biotechnology company developing a drug to treat the side effects of diabetes.  From May 2000 to July 2003, Mr. Wilcox served as Executive Vice President and Chief of Finance and Corporate Development at Pyrosequencing AB, a Swedish Company that develops and manufactures instruments designed to analyze short sequences of DNA for use in applied genomics.  Mr. Wilcox also worked at biotechnology company Cambridge NeuroSciences, Inc. from December 1995 to May 2000, where he held the positions of Senior Vice President, Finance and Business Development and Chief Financial Officer from December 1995 to May 1998 and President and Chief Executive Officer from May 1998 to May 2000.  Mr. Wilcox served as a director of Cambridge NeuroSciences, Inc. from May 1998 to May 2001.  Mr. Wilcox is a Certified Public Accountant and holds a BS in Finance from the University of Arizona and an MBA from Boston University.

Prior to Mr. Wilcox's appointment, he served as an outside consultant to the Company since June 2004.  During this period Mr. Wilcox received payments from the Company in an aggregate amount of $64,000.

Item 7.01             Regulation FD Disclosure.

On September 28, 2004, the Company issued a press release announcing that it had appointed Harry W. Wilcox as Senior Vice President and Chief Financial Officer of the Company.  A copy of this press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(c)           Exhibits:

10.1                           Executive Agreement between the Company and Jeffrey R. Luber dated September 28, 2004.

10.2                           Executive Agreement between the Company and Harry W. Wilcox dated September 28, 2004.

10.3                           Form of Incentive Stock Option Agreement.

99.1                           Press Release issued by the Company on September 28, 2004, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

September 30, 2004	By:	/s/ Jeffrey R. Luber
Jeffrey R. Luber
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Agreement between the Company and Jeffrey R. Luber dated September 28, 2004.

10.2	Executive Agreement between the Company and Harry W. Wilcox dated September 28, 2004.

10.3	Form of Incentive Stock Option Agreement.

99.1	Press Release issued by the Company on September 28, 2004, furnished herewith.